Five Star Bank Appoints Eric Marks Chief Consumer Banking Officer

Mr. Marks brings nearly 20 years of banking experience to the more than

$6-billion-asset community bank serving Western and Central New York

WARSAW, N.Y. – March 6, 2025– Financial Institutions, Inc. (NASDAQ: FISI), parent company of Five Star Bank (“Five Star” or the “Bank”) and Courier Capital, LLC, announced that Eric W. Marks has joined as Senior Vice President, Chief Consumer Banking Officer of the Bank.

As Chief Consumer Banking Officer, Mr. Marks will have executive leadership and strategic oversight of the Bank’s consumer lines of business, including Retail Banking, Residential Mortgage, and Small Business Banking, as well as its Customer Contact Center and Collections departments. Mr. Marks’ deep banking experience, which includes many facets of consumer banking leadership, financial oversight and strategic planning, will serve him well as he looks to drive sustainable customer growth and customer-service excellence in Five Star’s retail network and its 49 banking locations across Western and Central New York. Mr. Marks will report to President and CEO Martin K. Birmingham and join the Company’s Executive Management Committee.

“We are thrilled to welcome Eric Marks to Five Star Bank,” said Mr. Birmingham. “His deep understanding of all aspects of consumer banking, as well as his local roots and familiarity with our markets, will be very valuable as he supports the continued evolution, growth and, ultimately, the long-term success of our consumer banking offerings.”

Mr. Marks commented, “I am excited to join a community bank like Five Star, which has a deep history here in Upstate New York. I look forward to being a part of its continued success as we focus on delivering a simple, connected and trusted banking experience in our markets, and helping our customers and communities thrive.”

Mr. Marks joins Five Star from M&T Bank, where he had most recently served as its Retail Segment Chief Financial Officer. During his 19-year tenure at M&T, Mr. Marks held roles of increasing responsibility in several enterprise functions and lines of business, including corporate and consumer strategy, mortgage, branch distribution planning, consumer deposit pricing and portfolio management, as well as consumer indirect lending.

Mr. Marks, who is based at Five Star Bank Centre in Amherst, N.Y., earned his bachelor’s degree from Mercyhurst University and his M.B.A. from the University at Buffalo. He has also completed an executive leadership course at the University of Michigan’s Ross School of Business. Mr. Marks has a long history of community volunteerism, previously serving on the boards of the Orchard Park Little League, the Orchard Park Boys and Girls Club, Western New York Heritage Press, and more.

About Financial Institutions, Inc. and Five Star Bank

Financial Institutions, Inc. (NASDAQ: FISI) is a financial holding company with approximately $6.1 billion in assets as of December 31, 2024, offering banking and wealth management products and services. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses through banking locations spanning Western and Central New York and a commercial loan production office serving the Mid-Atlantic region. Courier Capital, LLC offers customized investment management, financial planning and consulting services to individuals and families, businesses, institutions, non-profits and retirement plans. Learn more at Five-StarBank.com and FISI-Investors.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "believe," "anticipate," "continue," "estimate," "expect," "focus," ""intend," "may," "plan," "preliminary," "should," or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; inflation; changes in deposit flows and the cost and availability of funds; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company's customers; legal and regulatory proceedings and related matters, including any action described in our reports filed with the SEC, could adversely affect us and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company's compliance with regulatory requirements; and general economic and credit market conditions nationally and regionally; and the macroeconomic volatility related to the impact of a pandemic or global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

For additional information contact:

Kate Croft

Director, Investor and External Relations

716-817-5159

klcroft@five-starbank.com